UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  AUGUST 8, 2024

ITERIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 S. Capital of Texas Hwy., Building 1, Suite 330 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 716-0808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ITI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement

Agreement and Plan of Merger

On August 8, 2024, Iteris, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Almaviva S.p.A, an Italian Societá per azioni (“Parent”), and Pantheon Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), and as a result of the Merger:

•	Each share of common stock, par value $0.10 per share, of the Company (each a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled or converted pursuant to Section 2.1(b) of the Merger Agreement or any Dissenting Shares (as defined in the Merger Agreement)) shall be converted automatically into the right to receive $7.20 per Share, payable to the holder in cash, without interest (the “Merger Consideration”);

•	Each option to purchase Shares (each a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (subject to any withholding of applicable Taxes) equal to the product of (x) the total number of Shares underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option;

•	Each outstanding award of Company restricted stock units (including deferred stock units) (“Company RSUs”) that at such time is subject solely to service-based vesting conditions shall become fully vested and shall, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash (subject to any withholding of applicable Taxes equal to (x) the total number of Shares underlying such award of Company RSUs, multiplied by (y) the Merger Consideration; and

•	Each outstanding award of Company performance-based restricted stock units (including deferred stock units) (“Company PSUs”) that at such time is subject to performance-based vesting conditions shall become vested as to the number of Shares subject to such Company PSUs that would become “Vesting Eligible PSUs” as of the Effective Time in accordance with the applicable award agreement (provided, that, (A) notwithstanding anything to the contrary contained in the applicable award agreement, the achievement percentage for any performance period that has commenced but is not yet completed or has not yet commenced as of the Effective Time shall be set at “target” (or 100%) performance, and (B) for the avoidance of doubt, the multiplier under any Company PSU that is to be determined by reference to the Company’s stock price or total stockholder return shall be determined based on actual performance for the performance period in accordance with the applicable award agreement), and shall, after giving effect to such vesting, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash (subject to any withholding of applicable Taxes equal to (x) the number of vested Shares underlying such Company PSUs, multiplied by (y) the Merger Consideration. Any Company PSUs that do not vest in accordance with the foregoing will be terminated as of the Effective Time for no consideration.

The board of directors of the Company (the “Board”) has, upon the terms and subject to the terms and conditions set forth in the Merger Agreement, unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Merger to close in 2024. The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a stockholder meeting that will be held on a date, and at the time and place, to be announced when finalized.

The closing of the Merger is subject to various conditions, including (i) the adoption of the Merger Agreement by holders of a majority of the voting power represented by the Shares that are outstanding and entitled to vote thereon (the “Company Stockholder Approval”); (ii) the absence of any order or law enjoining, restraining, or prohibiting the consummation of the Merger; (iii)  the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iv) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, at and as of the date of the Merger Agreement and as of the closing of the Merger, and compliance in all material respects with the covenants and agreements contained in the Merger Agreement. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement). The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants by the Company, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and, subject to certain customary exceptions, for the Board to recommend that the stockholders adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including, among others, covenants by Parent to use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of Parent’s committed debt financing in an amount sufficient to fund the satisfaction of all of Parent and Merger Sub’s obligations in connection with closing the Merger.

The Merger Agreement provides that the Company will not and will use its reasonable best efforts to cause its Representatives not to on behalf of the Company, directly or indirectly, (i) initiate, solicit or intentionally facilitate or intentionally encourage the submission of any Acquisition Proposal (as defined in the Merger Agreement) or any other proposal, offer, inquiry or request that would reasonably be expected to result in an Acquisition Proposal; (ii) knowingly engage in, continue or otherwise participate in any discussions or negotiations regarding any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in, an Acquisition Proposal, or furnish any non-public information regarding the Company or provide access to its properties to any third party ) relating to any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in, an Acquisition Proposal, or (iii) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the General Corporation Law of the State of Delaware, as amended.

Notwithstanding these limitations, if at any time following the date hereof and prior to the receipt of the Company Stockholder Approval, the Company receives a bona fide written Acquisition Proposal from a third party, which Acquisition Proposal did not result from a material breach of Section 5.3(a) of the Merger Agreement, and the Board (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, based on information then available, that (i) such Acquisition Proposal constitutes or would reasonably be expected to result in or lead to a Superior Proposal (as defined in the Merger Agreement), and (ii) the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law, then the Company may (A) furnish information with respect to the Company to the third party making such Acquisition Proposal and its representatives if, and only if, prior to furnishing such information, such third party has executed an Acceptable Confidentiality Agreement (as defined in the Merger Agreement), and (B) participate in discussions or negotiations with the third party making such Acquisition Proposal regarding such Acquisition Proposal; provided that any non-public information concerning the Company provided or made available to any third party will, to the extent not previously provided or made available to Parent or Merger Sub, be provided or made available to Parent or Merger Sub prior to or concurrently with such disclosure to such third party, except to the extent providing Parent or Merger Sub with such information would violate any applicable Law.

In addition, if the Company receives a bona fide written Acquisition Proposal that did not result from a material breach of the limitations above, and the Board (or any duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, that (i) such Acquisition Proposal constitutes a Superior Proposal; (ii) the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law, then the Board may at any time prior to the Company Stockholder Approval, (i) effect a Change of Board Recommendation (as defined in the Merger Agreement) with respect to such Superior Proposal and/or (ii) terminate the Merger Agreement, subject to payment of the termination fee described below to Parent. Prior to taking such actions, the Company must provide Parent with at least four Business Days’ (as defined in the Merger Agreement) prior written notice (the “Notice Period”) of the Company’s intention to take such action, which notice must specify the material terms and conditions of the Acquisition Proposal and a copy of the available proposed transaction agreement to be entered into in respect of such Acquisition Proposal. To the extent Parent desires to negotiate, the Company is required to cause its legal and financial advisors to engage in good faith negotiations with Parent during the Notice Period regarding any adjustments to the terms and conditions of the Merger Agreement proposed in writing by Parent. Following the Notice Period, and after considering in good faith any adjustments and/or amendments proposed by Parent (including a change to the price terms thereof), the Board may terminate the Merger Agreement if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal continues or would continue to constitute a Superior Proposal if such Proposed Changed Terms (as defined in the Merger Agreement) were to be given effect, and the failure to take such action would reasonably likely be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable Law. In the event of any material revisions of such Superior Proposal offered in writing by the Third Party making such Superior Proposal, the Company is required to deliver a new written notice to Parent at which point the Notice Period shall be two Business Days with respect to any such revised Superior Proposal from the date of such new notice. Subject to similar provisions and requirements in the Merger Agreement, including a four-Business Day notice period, the Board may also effect a Change of Board Recommendation with respect to an Intervening Event (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for the parties, including the right of either party, subject to specified limitations, to terminate the Merger Agreement if the Merger is not consummated by May 8, 2025 (the “Outside Date”).

The Merger Agreement provides that, in certain circumstances, including the termination of the Merger Agreement by the Company to accept a Superior Proposal, the termination of the Merger Agreement by Parent following a Change of Board Recommendation, and other customary circumstances, the Company would be required to pay Parent a termination fee of $10,900,000.

The above-description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been attached as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

Following the Effective Time, the Shares will be delisted from the Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 8, 2024, the Company and J. Joseph Bergera, the Company’s Chief Executive Officer, entered into an Amendment to Employment Agreement (the agreement as amended, the “Bergera Agreement”) to, among other things, (i) remove the fixed term from the Bergera Agreement, (ii) incorporate a 280G “best pay” provision and (iii) confirm that Mr. Bergera will not have “good reason” under the terms of the Bergera Agreement solely as a result of the consummation of the Merger and the Company ceasing to be a publicly-traded company.

The foregoing description of the Bergera Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Bergera Agreement, copies of which will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

Item 7.01.	Regulation FD Disclosure

On August 8, 2024, the Company announced that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”).

* * *

About Iteris

Iteris, Inc. is a provider of smart mobility infrastructure management solutions. Iteris’ cloud-enabled solutions help public transportation agencies, municipalities, commercial entities and other transportation infrastructure providers monitor, visualize, and optimize mobility infrastructure to make mobility safe, efficient, and sustainable. As a pioneer in intelligent transportation systems technology, Iteris’ advanced detection sensors, mobility and traffic data, software-as-a-service offerings, and consulting services represent a comprehensive range of mobility infrastructure management solutions that serve customers in the United States and internationally. For more information about Iteris, please visit www.iteris.com.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger involving Iteris, Inc. (“Iteris”), Pantheon Merger Sub Inc. (“Merger Subsidiary”), and Almaviva S.p.A (“Parent”). Iteris expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Iteris stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Iteris and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF ITERIS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ITERIS AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Iteris with the SEC at the SEC’s website at www.sec.gov or from Iteris at its website at https://iterisinc.gcs-web.com/financial-information/sec-filings.

Participants in the Solicitation

Iteris and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Iteris’ stockholders in connection with the proposed transaction will be set forth in Iteris’ definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Iteris’ stockholders. You may also find additional information about Iteris’ directors and executive officers in Iteris’ Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which was filed with the SEC on June 13, 2024 and amended on July 29, 2024, Iteris’ Definitive Proxy Statement for its 2023 annual meeting of stockholders, which was filed with the SEC on July 28, 2023, as supplemented by its Definitive Additional Materials for its 2023 annual meeting of stockholders, which was filed with the SEC on August 11, 2023, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Iteris, Inc. (“Iteris”) or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates,” “continues,” “may,” “plan,” “will,” “goal,” or similar expressions. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Iteris’ control, which could cause actual results to differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Agreement and Plan of Merger, the failure to obtain required regulatory approvals for the proposed transaction or the failure to satisfy the other conditions to the consummation of the proposed transaction; (2) the risk that the Merger Agreement may be terminated in circumstances requiring Iteris to pay a termination fee; (3) the risk that the proposed transaction disrupts Iteris’ current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed transaction on the ability of Iteris to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the proposed transaction on Iteris’ operating results and business generally; (6) the significant costs, fees and expenses related to the proposed transaction; (7) the risk that Iteris’ stock price may decline significantly if the proposed transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Iteris and/or its directors, executive officers or other related persons; (9) other factors that could affect Iteris’ business such as, without limitation, inflationary cost pressure in labor, supply chain, energy, and other expenses, disruptions resulting from deployment of systems, changing market conditions, competition and demand for services, the market acceptance of our products and services, competition, the impact of any current or future litigation, the impact of recent accounting pronouncements, the impacts of ongoing and new supply chain constraints, the status of our facilities and product development, reliance on key personnel, general economic conditions, including rising interest rates, the impact of any current or future volatility or instability in national or international political conditions, any shutdown of the United States federal government, future impacts of COVID-19 or other future pandemics, changes in governmental regulation, personnel or budgetary constraints or policies and political agendas, the availability of project funding or other project budget issues, and operational risks, including cybersecurity incidents, and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time or at all.

If the proposed transaction is consummated, Iteris’ stockholders will cease to have any equity interest in Iteris and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in Iteris’ Annual Report on Form 10-K for the year ended March 31, 2024 as well as Iteris’ subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on Iteris’ projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, Iteris undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

* * *

Item 9.01.	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 8, 2024, by and among Iteris, Inc., Almaviva S.p.A and Pantheon Merger Sub Inc.*+
99.1	Press Release, dated August 8, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*       Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

 +       Exhibits marked with a (+) exclude certain portions of the exhibit pursuant to Item 601(b)(2)(ii) of Regulation S-K. A copy of the omitted portions will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERIS, INC.

Date:	August 9, 2024	By:	/s/ KERRY A. SHIBA
Kerry A. Shiba
Senior Vice President and Chief Financial Officer, Treasurer, and Secretary

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